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As filed with the Securities and Exchange Commission on February 14, 2000

Registration No. 333-83469

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-effective Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OXBORO MEDICAL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1391803
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

13828 Lincoln Street NE
Ham Lake, Minnesota 55304
(612) 755-9516
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Matthew E. Bellin, President
Oxboro Medical International, Inc.
13828 Lincoln Street NE
Ham Lake, Minnesota 55304
(612) 755-9516
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Girard P. Miller, Esq.
Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
(612) 371-3211

EXPLANATORY STATEMENT

    Pursuant to this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 333-83469), Oxboro Medical International, Inc. (the "Issuer") hereby deregisters 2,234 shares of its Common Stock, par value $.01 per share ("Common Stock"), and 1,117 one-year warrants immediately exercisable for purchase of Common Stock of the Issuer at an exercise price of $2.75 per Warrant ("Warrants"). The Common Stock and the Warrants were previously registered in connection with a rights offering of the Issuer effective September 1, 1999 (the "Rights Offering") under which rights to purchase two shares of Common Stock and one Warrant were offered to shareholders of the Issuer at a purchase price of $2.50 per right. The shares of Common Stock and Warrants being deregistered in this filing were not issued in connection with the Rights Offering, which has now terminated. Taking into account this deregistration, there were 888,590 shares of Common Stock and 444,295 Warrants issued in the Rights Offering.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ham Lake, State of Minnesota, on the 14th day of February, 2000.

OXBORO MEDICAL INTERNATIONAL, INC.
By:	/s/ MATTHEW E. BELLIN Matthew E. Bellin President and Chief Operating Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed below on the 14th day of February, 2000, by the following persons in the capacities indicated:

Name	Title

* Robert S. Garin	Chairman of the Board and Director
/s/ MATTHEW E. BELLIN Matthew E. Bellin	President and Chief Operating Officer (Principal Executive Officer and Principal Financial and Accounting Officer)
* Kenneth W. Brimmer	Director
* Gary W. Copperud	Director
* John E. Sayer	Director

*Signatures on this Amendment are supplied by Power of Attorney as follows:

By:	/s/ MATTHEW E. BELLIN
Matthew E. Bellin Attorney-in-Fact

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EXPLANATORY STATEMENT

SIGNATURES